UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

CLOUDERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38069	26-2922329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5470 Great America Parkway

Santa Clara, CA 95054

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 362-0488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On June 1, 2021, Cloudera, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sky Parent Inc., a Delaware corporation (“Parent”), and Project Sky Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are subsidiaries of investment funds advised by Clayton, Dubilier & Rice, LLC (“CD&R”) and Kohlberg Kravis Roberts & Co. L.P. (“KKR”), US-based private equity firms.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

•

each share of common stock, par value $0.00005 per share, of the Company (“Common Stock”) outstanding immediately prior to the Effective Time (subject to certain exceptions, including for shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware will, at the Effective Time, automatically be converted into the right to receive $16.00 in cash (the “Merger Consideration”), subject to applicable withholding taxes;

•

each then-outstanding, vested and unexercised option to purchase Common Stock (each a “Company Option”) shall be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per share exercise price of such Company Option, by (ii) the number of shares of Common Stock covered by such Company Option immediately prior to the Effective Time;

•

each award of restricted stock units granted under any of the Company’s Equity Plans (“Company Restricted Stock Unit Award”) that is outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time by its terms and without any action by the Company shall be cancelled, with the holder of such Company Restricted Stock Unit Award becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable tax withholdings, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the number of shares of Common Stock covered by such Company Restricted Stock Unit Award immediately prior to the Effective Time; and

•

each Company Restricted Stock Unit Award and each performance-based restricted stock unit (“Company Performance Stock Unit Award”), in each case, that is outstanding immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms and without any action by the Company shall, in each case, be cancelled and be converted into the contractual right to receive a payment in an amount in cash (the “Cash Based Award”) equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the number of shares of Company common stock covered by such Company Restricted Stock Unit Award or Company Performance Stock Unit Award immediately prior to the Effective Time (in the case of any Company Performance Stock Unit Award, based on 100% of the shares of Common Stock underlying such award), which Cash Based Award shall be subject to the terms and conditions applicable to such Cash Based Award (except as otherwise provided in the Merger Agreement), including the time-based vesting conditions and any accelerated vesting provisions applicable to such Company Restricted Stock Unit Award or Company Performance Stock Unit Award.

The board of directors of the Company has unanimously approved and declared to be in the best interest of the Company and its stockholders, the Merger Agreement and the transactions contemplated thereby, including the Merger, and resolved to recommend that the stockholders of the Company adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close in the second half of 2021.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary SEC review process. Consummation of the Merger is not subject to a financing condition, but is subject to customary closing conditions, including (i) approval of the Company’s stockholders, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other approvals, clearances or expirations of waiting periods under other antitrust laws, (iii) approvals, clearances or expirations of waiting periods under foreign investment screening laws, (iv) absence of any order or injunction prohibiting the consummation of the Merger, (v) subject to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement and (vi) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement that is continuing.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its businesses in the ordinary course between the execution and completion of the Merger Agreement, not to engage in certain kinds of transactions during such period (including the payment of dividends), to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to cooperate with Parent in connection with obtaining financing for the transaction, to obtain regulatory consents, and, subject to certain customary exceptions, for its board of directors to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant to use reasonable best efforts to obtain the financing described below. The Merger Agreement contains a 30-day “go-shop” provision that allows the Company to, among other things, initiate, solicit, encourage, and engage in discussions or negotiations with respect to Acquisition Proposals (as defined in the Merger Agreement). In the event that the Company receives an offer or proposal from a third party that constitutes an Acquisition Proposal during the 30-day window that would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), then the go-shop period will be extended for an additional 10 days with respect to such third party to allow the Company to continue to engage in discussions and negotiations with such third party. At the end of the go-shop period (as may be extended), the Company will cease such activities, and is subject to a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit Acquisition Proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding Acquisition Proposals after the go-shop period. The “no-shop” provision also allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited Acquisition Proposal that would reasonably be expected to lead to a Superior Proposal.

Parent and Merger Sub have secured committed financing, consisting of a combination of equity financing to be provided by investment funds affiliated with CD&R and KKR on the terms and subject to the conditions set forth in equity commitment letters provided by such funds and debt financing to be provided by certain lenders (collectively, the “Lenders”) on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated in connection with the Company entering into an alternative acquisition agreement in respect of a Superior Proposal entered into during the “go-shop” period, the termination fee payable by the Company to Parent will be $92,472,000.00. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal other than described in the preceding sentence, the board of directors of the Company changing its recommendation or if the Company breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, the Company will be required to pay Parent a termination fee of $171,734,000.00. A termination fee in the amount of $290,626,000.00 will become payable by Parent in the event it fails to consummate the Merger after all conditions are met, if Parent breaches its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, or if either party terminates the Merger Agreement because the Merger has not been consummated by the Termination Date (described below), and at the time of such termination, the Company was otherwise entitled to terminate the Agreement for either of the above reasons. Investment funds affiliated with CD&R and KKR have provided limited guarantees with respect to the payment of the termination fee payable by Parent in the event it becomes payable, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and such limited guarantees. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement, provided that the Company may only cause Parent to close the transaction if certain conditions are satisfied, including the funding or availability of the debt financing.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by March 1, 2022 (the “Termination Date”).

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

If the Merger is consummated, the Company’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

Voting Agreement

Concurrent with and as a condition to Parent entering into the Merger Agreement, Icahn Partners LP and Icahn Partners Master Fund LP (collectively, “Icahn”), entered into a voting agreement with Parent and the Company (the “Voting Agreement”), with respect to all shares of Common Stock beneficially owned by Icahn, as set forth in the Voting Agreement (collectively, the “Voting Agreement Shares”).

Icahn beneficially owns approximately 18% of the outstanding shares of Common Stock and has agreed to take the following actions, among others, during the term of the Voting Agreement: (1) vote the Voting Agreement Shares in favor of the Merger and the adoption of the Merger Agreement; (2) vote the Voting Agreement Shares against any Acquisition Proposal (as defined in the Merger Agreement) and (3) if the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, tender the Voting Agreement Shares. The Voting Agreement will terminate upon the earliest of (i) the consummation of the transactions contemplated by the Merger Agreement, (ii) the valid termination of the Merger

Agreement in accordance with its terms, (iii) a change in recommendation by the Company’s board of directors to the Company’s stockholders regarding adoption of the Merger Agreement due to an intervening event, (iv) any change to the terms of the Merger Agreement (A) that reduces the amount or changes the form of consideration payable in a manner that is adverse to the Company’s stockholders or (B) extends the Termination Date, and (v) the written notice of termination of the Voting Agreement by Parent to Icahn.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01.	Other Events.

On June 1, 2021 the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and an affiliate of CD&R and KKR, a special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction, The Company expects to file with the SEC a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to the Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://investors.cloudera.com/home/default.aspx or by contacting the Company investor relations department at the following:

Kevin Cook

investor-relations@cloudera.com

650-644-3900

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders will be set forth in the Proxy Statement for its special stockholder meeting. The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, which may be different than those of the Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, CD&R and KKR, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by CD&R and KKR to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 1, 2021, by and among Parent, Merger Sub and the Company.*

10.1	Voting and Support Agreement, dated as of June 1, 2021, by and among Parent, the Company and Icahn.*

99.1	Press Release, dated June 1, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUDERA, INC.

By:	/s/ David Howard
Name:	David Howard
Title:	Chief Legal Officer

Dated: June 1, 2021